Exhibit 10.1
THIS AGREEMENT is made on the            day of March 31, 2006
BETWEEN:
(1)	SUN NEW MEDIA INC., a corporation incorporated and existing under the laws of the State of Minnesota, the United States of America, whose stocks are traded on the OTC Bulletin Board in the United States of America (the Purchaser or “SNM”); and
(2)	SUN MEDIA INVESTMENT HOLDINGS LIMITED, a company incorporated in the British Virgin Islands, having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the Vendor or “SMIH”).
(Hereinafter, each a “Party” and collectively the “Parties”)
WHEREAS
(A)	The parties have entered into a sale and purchase agreement dated December 6, 2005 (“Sale and Purchase Agreement”) for the acquisition of shares in Sun Business Network Ltd.
(B)	Further thereto, the Parties are desirous of terminating the aforesaid Sale and Purchase Agreement on the terms and on the terms and conditions hereinafter contained.
NOW IT IS HEREBY AGREED as follows:
1.	TERMINATION OF THE SALE AND PURCHASE AGREEMENT

In consideration of the mutual promises herein contained, the Vendor and the Purchaser agree and declare that the Sale and Purchase Agreement shall as from the date hereof, be terminated and shall cease to be in force and effect but without prejudice to the validity of any acts done by either Party prior to such termination and without prejudice to any rights, remedies, damages or other relief to which either Party may be entitled to in respect of any antecedent breach of the provisions of the Sale and Purchase Agreement.

2.	MUTUAL RELEASE AND DISCHARGE

Subject as provided in this Agreement, each of the Parties to the Sale and Purchase Agreement hereby releases and discharges the other from the further observance and performance of the Sale and Purchase Agreement.

3.	EXECUTION OF INSTRUMENTS

The Parties hereto shall execute and do and procure all other persons, firms or companies, if necessary, to execute and do all such further instruments, deeds, assurances, acts and things as may be necessary or desirable so that full effect may be given to the provisions of this Agreement.

4.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong and waive any objection to proceedings in any such court on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum. The submission by the Parties herein shall not affect the right of any Party to take proceedings in any other jurisdiction nor shall the taking of proceedings in any jurisdiction preclude any Party from taking proceedings in any other jurisdiction
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in multiple originals as of the day and year first above written.

/s/ Ricky Ang Gee Hing
Signed by RICKY ANG GEE HING	)
For and on behalf of	)
SUN NEW MEDIA INC	)
In the presence of:-)
)

/s/ John Zongyang Li
Signed by JOHN ZONGYANG LI	)
For and on behalf of	)
SUN MEDIA INVESTMENT HOLDINGS LIMITED	)
In the presence of:-)